Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Preliminary Second Quarter 2025 Results

and Provides Outlook Update

Adjusted EBITDA of $15 million on $106 million of Revenue

$10 million of Positive Operating Cash Flow and $5 million of Free Cash Flow in the Quarter

Due to Macroeconomic Uncertainty Reduces Annual Outlook

On Track to Exceed 2025 Growth Goals for Active Users and Devices

San Jose, Calif. (July 28, 2025) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced preliminary second quarter 2025 financial results for the period ended June 30, 2025.

“We made significant progress in the quarter toward our strategic growth initiatives. However, as the quarter progressed, the changing macroeconomic environment created increased uncertainty for our customers, ultimately impacting our financial results for the quarter. In light of this market backdrop, we are updating our full year financial outlook,” said Jon Kirchner, chief executive officer of Xperi.

Mr. Kirchner continued, “We remain focused on our growth initiatives and continue to demonstrate progress on our longer-term growth goals. Notably, we surpassed 3.7 million TiVo One Monthly Active Users, three million global IPTV subscriber households, and 12 million vehicles on the DTS AutoStage platform.”

Preliminary Second Quarter Financial Results

GAAP ($ millions, except per share data)	Q2 FY25	Q2 FY24
Revenue	$105.9	$119.6	[1]
GAAP operating loss	$(11.1)	$(21.9)
GAAP net loss[2]	$(14.8)	$(30.3)
GAAP diluted loss per share[2]	$(0.32)	$(0.67)

Non-GAAP[3] ($ millions, except per share data)	Q2 FY25	Q2 FY24
Revenue	$105.9	$119.6	[1]
Non-GAAP operating income	$8.8	$8.3
Non-GAAP net income[2]	$4.8	$5.6
Non-GAAP earnings per share[2]	$0.11	$0.12
Non-GAAP adjusted EBITDA	$15.2	$14.6
Non-GAAP adjusted EBITDA Margin	14.4%	12.2%

1 The contribution from Perceive, which was divested on October 2, 2024, accounted for approximately $1.9 million of revenue in Q2 FY2024.

2 Attributable to the Company.

3 For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Financial Outlook

The Company updates its outlook for fiscal year 2025 as follows:

	Prior Outlook		Updated Outlook
Category	GAAP Outlook	Non-GAAP Outlook	GAAP Outlook	Non-GAAP Outlook
Revenue	$480M to $500M	$480M to $500M	$440M to $460M	$440M to $460M
Adjusted EBITDA Margin[1,2]	n/a	16% to 18%	n/a	15% to 17%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Earnings Release

The Company will release its complete financial and operating results after the market close on Wednesday August 6, 2025.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, our 2025 financial outlook, profitability target and focus on positive operating cash flow, the deployment by third parties of their products that use our technology, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, regarding subscriber and device targets including the number of TiVo One Monthly Active Users, monetization goals and expectations, expansion expectations, our media platform and licensing businesses growth, and other objectives. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), as updated in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC, and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Financial Disclosure Advisory

All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended June 30, 2025 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2025 and actual results may differ from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, as well as the preparation and review of the Company’s financial statements for the quarter ended June 30, 2025 and the subsequent occurrence or identification of events prior to the formal issuance of our second quarter financial results.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX

Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2025 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Definition for TiVo One Monthly Active User

Xperi defines a “TiVo One Monthly Active User” as a unique device that has connected to the TiVo video service, which includes the TiVo One advertising platform, at least once within the last 30 days. The TiVo One advertising platform integrates with the device’s operating system on certain “Powered by TiVo” devices, including smart TVs and video-over-broadband products.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss) attributable to the Company, Non-GAAP Net Income/(Loss) Per Share attributable to the Company, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted EBITDA Margin.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) attributable to the Company is defined as GAAP Net Income/(Loss) attributable to the Company excluding the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance; and related tax effects for each adjustment.

Non-GAAP Net Income/(Loss) Per Share attributable to the Company is defined as Non-GAAP Income/(Loss) attributable to the Company divided by Non-GAAP weighted average shares outstanding - diluted.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense; provision for income taxes; stock-based compensation; depreciation expense; amortization of intangible assets; amortization of capitalized cloud computing costs; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA divided by total revenue.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Idalia Rodriguez

Arbor Advisory Group

+1 203-293-3325

ir@xperi.com

Media Contact:

Tom Huntington

+1 619-743-9057
thomas.huntington@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

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XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2025	2024
Reconciliation of net income attributable to the Company:
GAAP net loss attributable to the Company	$(14,781)	$(30,299)
Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	10,327	15,303
Amortization of intangible assets	9,144	11,042
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs(2)	73	4,003
Severance and retention(3)	365	308
Income tax adjustment(4)	(280)	5,281
Non-GAAP net income attributable to the Company	$4,848	$5,638

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$844	$858
Research and development	$3,191	$5,831
Selling, general and administrative	$6,292	$8,614
(2) Transaction, integration and restructuring costs included in above line items:
Selling, general and administrative	$73	$3,588
Interest and other income, net	$—	$415
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$—	$44
Research and development	$21	$146
Selling, general and administrative	$344	$118

(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Reconciliation of net income per share attributable to the Company:
GAAP net loss attributable to the Company	$(0.32)	$(0.67)
Adjustments to GAAP net loss per share attributable to the Company:
Stock-based compensation	0.23	0.34
Amortization of intangible assets	0.20	0.24
Transaction, integration and restructuring related costs	0.01	0.09
Income tax adjustment	(0.01)	0.12
Non-GAAP net income per share attributable to the Company	$0.11	$0.12

GAAP weighted-average number of shares - basic and diluted	45,846	45,331
Non-GAAP weighted-average number of shares - diluted	45,979	45,494

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2025	2024
GAAP operating loss	$(11,133)	$(21,907)
Adjustments to GAAP operating loss:
Stock-based compensation	10,327	15,303
Amortization of intangible assets	9,144	11,042
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	73	3,588
Severance and retention	365	308
Non-GAAP operating income	$8,776	$8,334

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2025	2024
GAAP net loss	$(14,781)	$(30,631)
Adjustments to GAAP net loss:
Interest expense	915	925
Provision for income taxes	4,636	9,266
Stock-based compensation	10,327	15,303
Depreciation expense	3,448	3,278
Amortization of intangible assets	9,144	11,042
Amortization of capitalized cloud computing costs	1,081	1,124
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	73	4,003
Severance and retention	365	308
Non-GAAP Adjusted EBITDA	$15,208	$14,618
Non-GAAP Adjusted EBITDA Margin(1)	14.4%	12.2%
(1)Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.